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                                                                    EXHIBIT 10



                         INDEPENDENT AUDITORS' CONSENT


Mercury V.I. U.S. Large Cap Fund of
Mercury Asset Management V.I. Funds, Inc.:


We consent to the reference to us in Pre-Effective Amendment No. 2 to Registration Statement No. 333-68879 of our report dated April 19, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
April 19, 1999